Exhibit 4.1

Subscription Documents For

BLACKSTONE / GSO SECURED LENDING FUND

(FOR U.S. INVESTORS)

BLACKSTONE / GSO SECURED LENDING FUND

DIRECTIONS FOR THE COMPLETION

OF THE SUBSCRIPTION DOCUMENTS

Prospective investors must complete all of the subscription documents (the “Subscription Documents”) contained in this package in the manner described below. For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the common shares of beneficial interest of the Fund (the “Shares”) are being purchased. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor but should indicate the capacity in which it is doing so and the name of the Investor. Capitalized terms not defined and used herein are as defined in the Confidential Private Placement Memorandum (the “Memorandum”) of Blackstone / GSO Secured Lending Fund (the “Fund”), a Delaware statutory trust (as amended from time to time).

1.	Subscription Agreement:

(a)	Each Investor should fill in the amount of the Capital Commitment (as defined herein) on the signature page of the Subscription Agreement.

(b)

Each Investor should date, print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) on the signature page to the Subscription Agreement and provide a copy of government-issued photo identification for each signatory.

(c)	Each Investor should complete the appropriate acknowledgment form (making any changes necessary to reflect the Investor’s particular circumstances) and have the form notarized.

2.	Investor Data Sheet:

Each Investor should complete the Investor Data Sheet attached hereto.

3.	Investor Questionnaire:

(a)	Each Investor should print the name of the Investor and provide other requested information in the space provided in Section A.

(b)	Each Investor should check the box or boxes in Section B that are next to the category or categories under which the Investor qualifies as an “accredited investor.”

(c)	Each Investor that is an entity should provide the information and respond to the questions in Section C.

(d)	Each Investor should respond to the questions in Section D.

(e)	Each Investor who is a natural person should respond to Section E.

(f)	Each Investor should check the appropriate boxes, provide the requested information and respond to the questions in Section F.

(g)	Each Investor should respond to the questions in Section G.

i

BLACKSTONE / GSO SECURED LENDING FUND

(h)	Each Investor should check the appropriate boxes, provide the requested information and response to the questions in Section H.

(i)	Each Investor should print the name of the Investor and sign (and print name, capacity and title, if applicable) on the signature page to the Investor Questionnaire.

4.	W-9 Tax Form:

Each Investor should fill in and sign and date an Internal Revenue Service (“IRS”) Form W-9 in accordance with the instructions to the Form (see Annex 2).

5.	Evidence of Authorization and Further Documentation:

Investors must provide a notarized acknowledgment form (referenced in Item 1(c) above) based on the type of Investor (e.g., individual, partnership, corporation). In addition, additional evidence of authorization must be submitted as follows for the following types of Investors:

For Individuals:

Individuals should provide a copy of a passport or a driver’s license with their photograph and country of citizenship. If an individual Investor is using a third party to act on his/her behalf, a copy of the driver’s license or passport of that third party should be provided. If the copy of the passport or driver’s license of the Investor or third party does not contain the individual’s current address, then an additional government-issued identification document certifying the individual’s name and current address is required.

For Corporations:

Corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents. Corporations must also provide a copy of the certificate of incorporation or other information identifying the place of incorporation. Privately-held corporations must submit a copy of government-issued photo identification for any person ultimately beneficially owning 10% or more equity. Publicly-held corporations must provide a Form 10-K.

For Partnerships:

Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partner(s) and the place of formation, as well as a document identifying authorized signatories and a copy of government-issued photo identification for any person ultimately beneficially owning 10% or more equity.

For Limited Liability Companies:

Limited liability companies must submit a copy of the operating agreement identifying the manager or managing member, as applicable, as well as a copy of the certificate of formation or other information identifying the place of formation, a document identifying authorized signatories and a copy of government-issued photo identification for any person ultimately beneficially owning 10% or more equity.

BLACKSTONE / GSO SECURED LENDING FUND

For Sovereign Wealth Funds or Non-U.S. State-Owned Funds/Companies:

Sovereign Wealth Funds and Non-U.S. State-Owned Funds/Companies must submit a document identifying authorized signatories.

For Trusts:

Trusts must submit a copy of the trust agreement, certificate of trust or equivalent, a document identifying authorized signatories and proof of identify (as applicable) of the (i) settlor and/or grantor, (ii) trustee(s), and other controlling persons, (iii) trust beneficiaries (who receive 10% or more of the economic benefit of the trust) and (iv) any person ultimately beneficially owning 10% or more of such beneficiaries’ equity, partnership, membership or other similar ownership interest.

For Pension Plans:

Pension plans must submit a copy of the trust agreement, certificate of trust or equivalent and a certificate of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

For Foundations:

Foundations must submit a copy of the certificate of incorporation, an IRS Non-Profit Determination, 501(c)(3) Letter or Form 990 (or equivalent) and a document identifying authorized signatories.

See also Annex 1 to determine that appropriate documentation has been provided.

Investors may be requested to furnish other or additional documentation evidencing the authority to invest in the Fund.

6. Source of Funds:

Each Investor must submit a record of the source of the funds with which the Investor is purchasing Shares in the Fund. Examples of an acceptable record of source of funds may include: (i) the first page of the Investor’s bank statement or (ii) an email certification from the Investor indicating (x) the nature of an Investor’s business and (y) the source of the Investor’s funds. Each individual listed in question 16 of Section C of the Investor Questionnaire must also submit a record of source of funds.

Investors may be requested to furnish other or additional documentation evidencing the source of funds used to invest in the Fund.

7.	Delivery of Subscription Documents:

Subscription Documents, consisting of the following completed documents:

(a) one signed copy of the Subscription Agreement;

(b) the appropriate completed, executed and notarized acknowledgment form;

(c) the Investor Data Sheet;

BLACKSTONE / GSO SECURED LENDING FUND

(d) a signed Investor Questionnaire;

(e) a signed Form W-9; and

(f) any required evidence of authorization, as described above and in Annex 1 hereto, should be delivered as soon as possible to Joe Soares at the following address:

Blackstone / GSO Secured Lending Fund

Attn: Joe Soares

345 Park Avenue

30th Floor

New York, NY 10154

In addition, please send (a) the completed and executed signature page of the Subscription Agreement, (b) the appropriate completed, executed and notarized acknowledgment form, (c) the Investor Data Sheet, (d) the completed and executed Investor Questionnaire, (e) the completed Form W-9, and (f) any required evidence of authorization, as described above, by electronic mail to Joe Soares at joe.soares@gsocap.com as soon as possible.

Inquiries regarding subscription procedures (including, if the Investor Questionnaire indicates that any Investor’s response to a question requires further information) should be directed to Simpson Thacher & Bartlett LLP at List-BGSL-Fund@stblaw.com. If the Investor’s subscription is accepted by the Fund (in whole or in part), a fully executed set of the Subscription Documents will be returned to the Investor.

Please send one (1) original of all completed and executed documents via courier to:

Blackstone /GSO Secured Lending Fund

Attn: Joe Soares

345 Park Avenue

30th Floor

New York, NY 10154

* * *

[Remainder of Page Intentionally Left Blank]

BLACKSTONE / GSO SECURED LENDING FUND

SUBSCRIPTION AGREEMENT

Blackstone / GSO Secured Lending Fund

GSO Capital Partners LP

345 Park Avenue

31st Floor

New York, NY 10154

Ladies and Gentlemen:

1. Subscription.

(a) The signatory hereto (the “Investor”) subscribes for and agrees to purchase common shares of beneficial interest, par value $0.001 (“Shares”) of Blackstone / GSO Secured Lending Fund, a Delaware statutory trust (“we,” “us,” “our,” or the “Fund”) with a Capital Commitment (as defined herein) set forth on the signature page below upon the terms and conditions set forth herein. The Investor acknowledges and agrees that this subscription is irrevocable on the part of the Investor and that the Fund may accept or reject this subscription in whole or in part at any time on or prior to its acceptance and in its sole discretion. If the subscription is rejected in its entirety, this subscription agreement (the “Subscription Agreement”) shall have no force or effect. The Investor agrees to be bound by all the terms and provisions of the Fund’s confidential private placement memorandum (as amended or supplemented from time to time, the “Memorandum”), the Fund’s declaration of trust, as amended from time to time (the “Declaration of Trust”), the Fund’s Bylaws, as amended from time to time (the “Bylaws”), the Investment Advisory Agreement with GSO Asset Management LLC, our investment adviser (the “Adviser”), as and when in effect and as amended from time to time (the “Advisory Agreement”), the Administration Agreement between the Fund and GSO Capital Partners LP, our administrator (the “Administrator”), as and when in effect and as amended from time to time (the “Administration Agreement,” and together with the Memorandum, the Declaration of Trust, the Bylaws and the Advisory Agreement, the “Operative Documents”). Capitalized terms not defined herein are used as defined in the Memorandum. The Fund has entered into or expects to enter into separate subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other purchasers (the “Other Investors”), providing for the sale to the Other Investors of Shares. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the Investor and the Other Investors are separate sales.

(b) The Investor agrees to purchase Shares for an aggregate purchase price equal to the amount set forth on the signature page hereto (the “Capital Commitment”), payable at such times and in such amounts as required by the Fund, under the terms and subject to the conditions set forth herein. On each Drawdown Date (as defined below), the Investor agrees to purchase from the Fund, and the Fund agrees to issue to the Investor, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below). Such Capital Commitment shall constitute a binding commitment to purchase Shares no earlier than the Fund’s election to be treated as a business development company pursuant to Section 54(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

BLACKSTONE / GSO SECURED LENDING FUND

“Drawdown Purchase Price” shall mean, for each Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Fund from all Investors on that Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Investor and the denominator of which is the aggregate Unused Capital Commitments of all Investors that are not Defaulting Investors or Excluded Investors (as defined below).

“Drawdown Share Amount” shall mean, for each Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date by (ii) the applicable Per Share Price (as defined below), subject to adjustment in accordance with the procedures set forth in Section III – Overview of the Fund – Valuation Procedures in the Memorandum (as those procedures may be changed from time to time), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.

“Per Share NAV” shall mean, for any Drawdown Date or Catch-Up Date (as defined below), net asset value per Share as of the end of the most recent calendar quarter, determined in accordance with the procedures set forth in Section III – Overview of the Fund – Valuation Procedures in the Memorandum (as those procedures may be changed from time to time) in a manner consistent with the limitations of the Investment Company Act as of the last day of the Fund’s calendar quarter immediately preceding such date.

“Per Share Price” shall mean, for any Drawdown Date or Catch-Up Date (as defined below), the Per Share NAV; provided, that the Per Share Price shall be subject to the limitations of Section 23 under the Investment Company Act (which generally prohibits us from issuing Shares at a price below the then-current net asset value of the Shares as determined within 48 hours, excluding Sundays and holidays, of such issuance, (taking into account any investment valuation adjustments from the latest quarterly valuation date in accordance with the Fund’s valuation policy) subject to certain exceptions); provided, further, however, in the event that the Per Share NAV is less than zero as of the first Drawdown Date that occurs immediately following the Initial Closing Date (as defined below), then solely for the purpose of such Drawdown Date, the Per Share Price for the Initial Drawdown Date shall be deemed to equal $25.00.

“Unused Capital Commitment” shall mean, with respect to an Investor, the amount of such Investor’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Investor at all previous Drawdown Dates and any Catch-Up Date pursuant to Section 1(b) and Section 2(c), respectively.

2. Closings.

(a) The closing of each Subscription Agreement will take place on such date as determined by the Fund at the offices of the Adviser, 345 Park Avenue, 31st Floor, New York, New York, 10154 (each closing of a Subscription Agreement, a “Closing Date,” and the date upon which the first closing of a Subscription Agreement occurs being referred to herein as the “Initial Closing Date”). Closings of Subscription Agreements will occur, from time to time in the Adviser’s sole discretion, during a period starting with the Initial Closing Date and ending twelve months thereafter (the “Initial Closing Period”), but the Adviser may modify the Initial Closing Period if approved by the Fund’s Board of Trustees (the “Board”). After the Initial Closing Period and prior to the end of the Initial Drawdown Period (as defined below), the Fund may permit one or more additional closings (“Subsequent Closings”) as additional capital commitments are obtained. The Fund currently does not expect to draw any Capital Commitments from Subsequent Closings (“Subsequent Capital Commitments”) until 100% of the Capital Commitments from the Initial Closing Period (“Initial Capital Commitments”) have been drawn down, unless otherwise determined by the Board.

BLACKSTONE / GSO SECURED LENDING FUND

(b) The Investor agrees to provide any information reasonably requested by the Fund to verify the accuracy of the representations contained herein, including, without limitation, the Investor Questionnaire. Promptly after the Closing Date, the Fund will deliver to the Investor or its nominee, if the Investor’s subscription has been accepted, confirmation of the Fund’s acceptance of the Investor’s subscription.

(c) (i) The Fund may enter into Other Subscription Agreements with Other Investors during the Initial Closing Period but after the Initial Drawdown Date (such closings, “Additional Closings”) and any Other Investor whose subscription has been accepted at such Additional Closing referred to as an “Additional Investor.” Notwithstanding the provisions of Sections 1(b) and 3, on one or more dates to be determined by the Fund that occur on or following an Additional Closing Date but no later than the next succeeding Drawdown Date (each, a “Catch-Up Date”), each Additional Investor shall be required to purchase, on no less than ten (10) Business Days prior notice, from the Fund a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Additional Investor in the aggregate for all Catch-Up Dates, such Additional Investor’s Net Contributed Capital Percentage (as defined below) shall be equal to the Net Contributed Capital Percentage of all prior Investors (other than any Defaulting Investors, Excluded Investors or any Other Investor who has subscribed on prior Additional Closing Dates and have not yet funded the Catch-Up Purchase Price) (the “Catch-Up Purchase Price”). Upon payment of the Catch-Up Purchase Price by the Investor on a Catch-Up Date and payment by Other Investors of the requisite amount, the Fund shall issue to each such Additional Investor a number of Shares determined by dividing (A) the Catch-Up Purchase Price for such Additional Investor minus the Organizational Expense Allocation (as defined below) by (B) the Per Share Price for such Additional Investor as of a Catch-Up Date. For the avoidance of doubt, in the event that the Catch-Up Date and a Drawdown Date occur on the same calendar day, such Catch-Up Date (and the application of the provisions of this Section 2(c)) shall be deemed to have occurred immediately prior to the relevant Drawdown Date.

(ii) For the purposes of this Subscription Agreement:

(A) “Business Day” means any day, other than Saturday, Sunday or a U.S. federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

(B) “Net Contributed Capital Percentage” means, with respect to an Investor holding Initial Capital Commitments, the percentage determined by dividing such Investor’s Net Contributed Capital (as defined below) by such Investor’s total Initial Capital Commitments (whether or not funded).

(C) “Net Contributed Capital” means, with respect to an Investor holding Initial Capital Commitments, the aggregate amount of capital contributions from such Investor’s Initial Capital Commitments that have been funded by such Investor to purchase Shares. For the avoidance of doubt, Net Contributed Capital will not take into account distributions of the Fund’s investment income (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses) to the investors or the reinvestment of distributions in Shares pursuant to our dividend reinvestment plan.

BLACKSTONE / GSO SECURED LENDING FUND

(D) “Organizational Expense Allocation” means, with respect to an Investor, the product obtained by multiplying (i) a fraction, the numerator of which is such Investor’s Capital Commitment and the denominator of which is the total Capital Commitments received by the Fund through such date by (ii) the total amount of organizational expenses spent by the Fund in connection with the Fund’s formation.

(d) At each Drawdown Date following any Additional Closing Date, all Investors, including Additional Investors, shall purchase Shares in accordance with the provisions of Section 1(b); provided, however, that notwithstanding the foregoing, the definitions of Drawdown Share Amount and Per Share Price and the provisions of Section 3(b), nothing in this Subscription Agreement shall prohibit the Fund from issuing Shares to Additional Investors at a Per Share Price greater than the Per Share NAV at the time of issuance.

(e) In the event that any Investor is permitted by the Fund to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate Subscription Agreement with the Fund.

3. Drawdowns.

(a) Subject to Section 3(f), purchases of Shares will take place on dates selected by the Fund in its sole discretion (each, a “Drawdown Date”) and shall be made in accordance with the provisions of Section 1(b). For purposes of this Section 3, a Drawdown Date includes a Catch-Up Date.

(b) The Fund shall deliver to the Investor, at least ten (10) Business Days prior to each Drawdown Date, a notice (a “Drawdown Notice”) setting forth (i) the Drawdown Date, (ii) the aggregate number of Shares to be sold to all Investors on the Drawdown Date and the aggregate purchase price for such Shares, (iii) the applicable Drawdown Share Amount, Drawdown Purchase Price and Per Share Price and (iv) the account to which the Drawdown Purchase Price should be wired.

(c) The delivery of a Drawdown Notice to the Investor shall be the sole and exclusive condition to the Investor’s obligation to pay the Drawdown Purchase Price identified in each Drawdown Notice.

(d) On each Drawdown Date, the Investor shall pay the Drawdown Purchase Price to the Fund by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Drawdown Notice. For purposes of this Section 3, a Drawdown Purchase Price includes a Catch-Up Purchase Price.

(e) DST Systems will act as transfer agent and registrar for the Shares (the “Transfer Agent”), unless and until, either the Fund or the Transfer Agent decides to terminate the agreement between such parties.

(f) The “Initial Drawdown Period” will begin when Initial Capital Commitments are made and continue until the earlier of (i) an Exchange Listing and (ii) the two year anniversary of the end of the Initial Closing Period. During the Initial Drawdown Period and any drawdown period applicable to Subsequent Capital Commitments, the Adviser may issue Drawdown Notices for any permitted Fund purpose and Investors will remain obligated to fund the applicable Drawdown Purchase Price. Subject to the share repurchase program described herein, the Fund generally does not intend to return any drawn Capital Commitments. An “Exchange Listing” is a quotation or listing of the Fund’s securities on a national securities

BLACKSTONE / GSO SECURED LENDING FUND

exchange (including through an initial public offering) or a sale of all or substantially all of the Fund’s assets to, or a merger or other liquidity transaction with, an entity in which the Fund’s Shareholders receive shares of a publicly traded company which continues to be managed by the Adviser or an affiliate thereof.

(g) Notwithstanding anything to the contrary contained in this Subscription Agreement, the Fund shall have the right (a “Limited Exclusion Right”) to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Fund on any Drawdown Date if, in the reasonable discretion of the Fund, there is a substantial likelihood that such Investor’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Investor, the Fund, the Adviser, any Other Investor or a portfolio company would be subject or (ii) cause the investments of “benefit plan investors” (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the regulations thereunder) to be significant and the assets of the Fund to be considered “plan assets” for purposes of Title I of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). In the event that any Limited Exclusion Rights is exercised, the Fund shall be authorized to issue an additional Drawdown Notice to the non-Excluded Investors to make up any applicable shortfall caused by such Limited Exclusion Right.

(h) In addition, notwithstanding anything to the contrary contained in this Subscription Agreement, the Fund will have the power to take certain actions to avoid having (i) the assets of the Fund characterized as “plan assets,” for purposes of the fiduciary responsibility or prohibited transaction provisions of ERISA, Section 4975 of the Code or Similar Laws (as defined below) including, without limitation, the right to cause an Investor that is a “benefit plan investor” (within the meaning of Section 3(42) of ERISA) to withdraw from the Fund in whole or in part and (ii) the Fund and the Adviser being considered a fiduciary of any Investor for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law. While the Fund does not expect that it will need to exercise such power, the Fund cannot give any assurance that such power will not be exercised.

4. Pledging. Without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Fund may, at any time, and without further notice to or consent from the Investor, grant security over and, in connection therewith, Transfer (as defined in Section 7(h)) some or all of the Unused Capital Commitments of the Investor, including the Fund’s right to deliver Drawdown Notices or otherwise draw down capital from the Investor pursuant to Section 3 and receive the Drawdown Purchase Price (and any related rights and remedies of the Fund related thereto), to lenders or other creditors or holders of other obligations or guarantees of the Fund, in connection with any indebtedness, guarantee or surety of the Fund (such right of the Fund with respect to the Investor and Other Investors, collectively, the “Assigned Rights”); provided, that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Fund’s right to draw down capital pursuant to Section 3; provided, further, that, for the avoidance of doubt, the Fund may exclude from such Assigned Rights all or a portion of the Assigned Rights of any Investors to the extent restricted under, or considered by the Board to be necessary or desirable to facilitate compliance with, applicable laws or regulations, including the ERISA, the Investment Company Act and the Sarbanes-Oxley Act of 2002, as amended. In connection with any such secured financing (a “Subscription Facility”), the Investor specifically agrees, for the benefit of the Fund and such lenders, to the following:

BLACKSTONE / GSO SECURED LENDING FUND

(a) The Fund may incur indebtedness for Fund purposes pursuant to a Subscription Facility and secure such facility by (i) the Unused Capital Commitments, (ii) the Fund’s rights to issue Drawdown Notices, (iii) the Fund’s right to exercise remedies against the Investors and the Other Investors for failure to pay for such Shares as required by the Drawdown Notices, (iv) the bank account into which the payments for such Shares will be wired on the applicable Drawdown Dates and/or Catch-Up Dates, and (v) any related collateral and proceeds thereof, (b) the Investor acknowledges and agrees that the lender (or agent for the lenders) under a Subscription Facility is relying on each Investor’s Unused Capital Commitment as its primary source of repayment and may issue future Drawdown Notices and may exercise all remedies of the Fund with respect thereto as part of such lenders’ remedies under the Subscription Facility, (c) in the event of a failure by any Investor to pay for such Shares, the Fund and such lender is entitled to pursue any and all remedies available to it under this Subscription Agreement, including issuing additional Drawdown Notices to non-Defaulting Investors in order to make up any deficiency caused by the default of the Investor, whose ownership in the Fund would be diluted as a result, (d) the Investor agrees that its obligation to fund Drawdown Notices pursuant to Section 3 is irrevocable, and shall be without setoff, counterclaim or defense of any kind, including any defense pursuant to Section 365 of the U.S. Bankruptcy Code; provided that (x) any such agreement to make capital contributions without defense, counterclaim or offset of any kind shall not be effective with respect to any Shareholder that is a Plan (defined below) subject to Title I of ERISA or Section 4975 of the Code unless such agreement shall not constitute a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code, (y) in no event shall the Shareholders be obligated to make capital contributions in excess of their respective Unused Capital Commitments and (z) such pledge (or equivalent grant of security interest) and/or acknowledgement and agreement to make capital contributions shall not result in the loss of a Shareholder’s limited liability status under this Subscription Agreement and the Declaration of Trust or act as a waiver by such Shareholder of its right to assert independently any claim that it may have against the Fund under this Subscription Agreement, except that in connection with the foregoing the Fund shall have right to agree to subordinate distributions to the Shareholders hereunder to payments required in connection with any indebtedness contemplated hereunder, (e) the Investor has received full and adequate consideration on the date hereof for its Shares notwithstanding that they are to be paid and issued in subsequent installments, and any defense of non-consideration or similar defenses for its subscription are hereby waived by the Investor, whether in bankruptcy, insolvency, receivership or similar proceedings or otherwise, including any failure or inability of the Fund to issue Shares or for any such Shares to have positive value on the date of a Drawdown Notice, (f) the Fund may use the proceeds of any Share issuance for repaying outstanding loans under the Subscription Facility, (g) the Investor agrees that the Fund may reveal the Investor’s identity on a confidential basis to the lenders under a Subscription Facility, (h) upon the reasonable request of the Fund, the Investor will provide the Fund with copies of its financial statements to the extent such financial statements are not otherwise publically available and information about the Investor’s Beneficial Owners (as defined below) to enable the Fund to comply with underwriting requests from any lender under a Subscription Facility, (i) any payment of a claim that the Investor may have against the Fund or another Investor in the Fund shall be subordinate to the payment of any claim a lender under the Subscription Facility may have against the Fund or such Investor, (j) from time to time upon request, the Investor will provide for the benefit of any lender under a Subscription Facility a certificate setting forth such Investor’s then Unused Capital Commitment, (k) it acknowledges and confirms that the terms of the applicable Subscription Facility and each agreement executed in connection therewith can be modified (including, without limitation, increases, decreases or renewals of credit extended, or the release of any guarantee or security) without further notice to such Investor and without its consent; provided, however, that in no event shall any such modification of any such document alter an Investor’s rights or obligations hereunder without such Investor’s written consent, (l) each Investor acknowledges that the making and performance of its obligations hereunder constitute private and commercial acts rather than governmental or public acts, and that neither it nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to its obligations hereunder, and to the extent that it may hereafter be entitled to claim any such

BLACKSTONE / GSO SECURED LENDING FUND

immunity, or to the extent that there may be attributed to it such an immunity (whether or not claimed), unless otherwise agreed in writing by the Fund, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity, (m) upon the withdrawal or transfer of the Investor’s interest in the Fund in accordance with the terms hereof, such Investor acknowledges that it may be required prior to the effectiveness of such withdrawal or transfer to fund a Drawdown Notice to repay amounts outstanding under the Subscription Facility equal to its share thereof; provided that such Investor shall not be required to fund a Drawdown Notice in excess of its Unused Capital Commitment, and (n) that the lenders under a Subscription Facility are third party beneficiaries of this Subscription Agreement who may rely on the Investor’s agreements in this Section 4 in providing a Subscription Facility to the Fund.

5. Distributions; Dividend Reinvestment Program. As described more fully in the Memorandum, the Fund generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, as determined by the Fund’s Board in its discretion. The Fund will reinvest all cash dividends declared by the Board on behalf of Investors who do not elect to receive their dividends in cash, crediting to each such Investor a number of Shares equal to the quotient determined by dividing the cash value of the dividend payable to such Investor by the Per Share NAV as of the date such dividend was declared. The Investor may elect to receive any or all such dividends in cash by notifying the Adviser in writing no later than 10 days prior to the record date for the first dividend that the Investor wishes to receive in cash. The Investor and the Fund agree and acknowledge that any dividends received by the Investor or reinvested by the Fund on the Investor’s behalf shall have no effect on the amount of the Investor’s Unused Capital Commitment.

6. Remedies Upon Investor Capital Drawdown Default. In the event that an Investor fails to pay all or any portion of the purchase price due from such Investor on any Catch-Up Date or Drawdown Date and such default remains uncured for a period of ten (10) Business Days after the written notice of such failure is given by the Fund to the Investor, the Fund shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Defaulting Investor”) and shall be permitted to pursue one or any combination of the following remedies:

(a) The Fund may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date or otherwise participating in any future investments in the Fund;

(b) Fifty percent (50%) of the Shares then held by the Defaulting Investor shall be automatically transferred on the books of the Fund, without any further action being required on the part of the Fund or the Defaulting Investor, to the Other Investors (other than any defaulting Other Investor), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this Section 6(b) in the event that such transfer would (A) violate the Securities Act of 1933, as amended (the “Securities Act”), Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Fund or such transfer would, (B) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (C) cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the Investor from receiving a partial allocation of its pro rata portion of Shares); provided, further, that any Shares that have not been transferred to one or more Other Investors pursuant to the previous proviso shall be allocated among the participating Other Investors pro rata in accordance with their respective Capital Commitments. The mechanism described in this Section 6(b) is intended to

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operate as a liquidated damage provision, since the damage to the Fund and Other Investors resulting from a default by the Defaulting Investor is both significant and not easily quantified. By entry into this Subscription Agreement, the Investor agrees to this transfer and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Investor’s obligation of the type described; and

(c) The Fund may pursue any other remedies against the Defaulting Investor available to the Fund, subject to applicable law. The Investor agrees that this Section 6 is for the benefit of the Fund and shall be interpreted by the Fund against a Defaulting Investor in the discretion of the Fund. The Investor further agrees that the Investor cannot and will not seek to enforce this Section 6 against the Fund or any other investor in the Fund.

7. Representations and Warranties of the Investor. To induce the Fund to accept this subscription, the Investor represents and warrants as follows:

(a) The Investor has been furnished with and has carefully read the Memorandum, this Subscription Agreement, and each Operative Document, in each case as amended, restated and/or supplemented through the Closing Date of the Investor’s subscription for Shares. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of a Share, including the matters set forth under the captions “Risk Factors” and “Potential Conflicts of Interest” in the Memorandum. The Investor acknowledges that it has made an independent decision to invest in the Fund and that, in making its decision to subscribe for a Share, the Investor has relied solely upon the Memorandum and independent investigations made by the Investor. The Investor is not relying on the Fund, the Adviser, any placement agent of the Fund (a “Placement Agent”) or any other person or entity with respect to the legal, tax and other economic considerations involved in this investment other than the Investor’s own advisers. The Investor’s investment in the Shares is consistent with the investment purposes, objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity.

(b) If the Investor is a natural person or an individual retirement account, the Investor has been furnished with and has carefully read the Fund’s privacy notice attached hereto as Schedule 1, and the Investor authorizes the Fund and its affiliates to deliver the privacy notice and any amendments thereto by electronic mail and/or web-based reporting.

(c) The Shares to be acquired hereunder are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution.

(d) The Investor understands that the Fund (i) intends to file an election to be treated as a business development company under the Investment Company Act and (ii) intends to file an election to be treated as a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Fund as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Fund, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulations § 1.852-7. The Fund intends to file a registration statement on Form 10 (the “Form 10 Registration Statement”) for its common shares of beneficial interest with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 10 Registration Statement is not the offering document pursuant to which the Fund is conducting this offering and may not include all information regarding the Fund contained in the

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Memorandum; accordingly, Investors should rely exclusively on information contained in the Operative Documents in making their investment decisions. The Investor acknowledges it may be required to make filings with the SEC pursuant to Section 13 or Section 16 of the Exchange Act, as applicable.

(e) The Investor understands that the Fund requires each investor in the Fund to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor. The Investor understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation S under the Securities Act.

(f) To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Fund, the offering of Shares or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Fund concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum.

(g) Other than as set forth herein or in the Memorandum, the Operative Documents and the Subscription Agreement, the Investor is not relying upon any other information (including, without limitation, any general solicitation, advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including any internet site whose information about the Fund is not password protected) or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Fund, the Adviser, their affiliates or any agent or representative of them, written or otherwise, in determining to invest in the Fund. The Investor has consulted, to the extent deemed appropriate by the Investor, with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Shares and believes that an investment in the Shares is suitable and appropriate for the Investor.

(h) The Investor understands that the Shares have not been and will not be registered under the Securities Act or any U.S. state securities laws or the securities laws of any other jurisdiction. The Investor will notify the Fund prior to any sale, offer for sale, exchange, transfer, assignment, pledge, hypothecation or otherwise disposal of (each, a “Transfer”) the Shares or any beneficial interest therein. The Investor will not Transfer the Shares without the prior written consent of the Fund and the Adviser, which may be granted or withheld in their sole discretion, and unless the Shares are registered or Transfer is exempt from registration and otherwise complies with all applicable securities laws. The Investor understands that the Fund and the Adviser may elect not to grant such consent even following an Exchange Listing, including because of any lock-up period following the Exchange Listing as agreed upon by the Fund, the Adviser and the underwriters for such Exchange Listing. No Transfer will require the Fund to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any other jurisdiction. No Shares shall be transferred in the event that such Transfer would (A) violate the Securities Act, Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Fund or such Transfer would, (B) constitute a non-exempt

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“prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (C) cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Code. The Investor understands that the Fund has no intention to register the Shares under the Securities Act or any state and is under no obligation to assist the Investor in obtaining or complying with any exemption from registration. The Investor understands that the Fund may require that a proposed transferee meet appropriate financial and other suitability standards and that the Investor furnish a legal opinion satisfactory to the Fund and its counsel that the proposed transfer complies with any applicable federal, state and any other securities laws. The Investor understands that an appropriate legend evidencing such restrictions may be placed on any certificates issued representing the Shares and appropriate stop transfer instructions may be placed with respect to the Shares.

(i) The Investor acknowledges that the Investor is aware and understands that there are other substantial restrictions on the transferability of Shares or Capital Commitment under this Subscription Agreement, the Operative Documents and under applicable law including, but not limited to, the fact that (A) there is no established market for the Shares and it is likely that no public market for the Shares will develop; and (B) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Fund. The Investor acknowledges that it has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford a complete loss of this investment.

(ii) Notwithstanding any other provisions of this Subscription Agreement, the Investor covenants that it will not Transfer all or any part of the Shares or its Capital Commitment (or purport to do so) if such Transfer would cause (A) the Fund or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or any similar U.S. federal, state or non-U.S. law or regulation; or (B) the Shares to be held by a country, territory, entity or individual currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC.

(i) The Investor understands that:

(i) No U.S. federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment; and

(ii) The certifications, representations, warranties, covenants, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement will be relied upon by the Fund, the Adviser and the Placement Agent (as applicable) in determining the Investor’s suitability as a purchaser of a Share and the Fund’s compliance with U.S. federal and state securities laws, and shall survive the Investor’s admission as a Shareholder.

(j) If the Investor is not a natural person, (i) the Investor has the power, authority and legal capacity to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated

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hereby and thereby, and (ii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares and, upon request by the Fund, will furnish to the Fund true and correct copies of any instruments governing the Investor, including all amendments thereto. If the Investor is an individual, the Investor has all requisite power, authority and legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares. The execution and delivery by or on behalf of the Investor of, and compliance by the Investor with, this Subscription Agreement and each other document required to be executed and delivered by or on behalf of the Investor in connection with this subscription for Shares does not violate or represent a breach of, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound. This Subscription Agreement has been duly executed by the Investor and constitutes a valid and legally binding agreement of the Investor, enforceable against it in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing).

(k) The Investor: (i) is not registered or required to be registered as an investment company under the Investment Company Act; (ii) has not elected to be regulated as a business development company under the Investment Company Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company.

(l) If the Investor is, or is acting (directly or indirectly) on behalf of, a “Plan” (as defined below) that is subject to Title I of ERISA, Section 4975 of the Code, or any provisions of any other U.S. or non-U.S. federal, state, local, or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code (collectively, “Similar Laws”): (1) the decision to invest in the Fund was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Similar Laws, as applicable) (a “Fiduciary”) of the Plan who is professionally advised, independent of and unrelated to, the Board, the Adviser, the Administrator, the Fund and their respective affiliates (collectively, the “Relevant Entities”) and who is: (i) duly authorized to make such an investment decision on behalf of the Plan, (ii) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, and (iii) responsible for exercising independent judgment in evaluating the investment in the Fund; (2) the Fiduciary has taken into consideration its fiduciary duties under any applicable law, including ERISA or any applicable Similar Laws, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Fund and has concluded that such investment is prudent; (3) the Plan’s subscription to invest in the Fund and the purchase of Shares contemplated thereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and all applicable Similar Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws; and (4) the Fiduciary acknowledges and agrees that none of the Relevant Entities will be a fiduciary with respect to the Plan as a result of the Plan’s investment in the Fund, pursuant to the provisions of ERISA or any applicable Similar Laws, or otherwise, and the Fiduciary has not relied on, and is not relying on, the investment advice of any such person with respect to the Plan’s investment in the Fund and no such investment advice has

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been given in connection with the Plan’s investment in the Fund. If the Investor is (directly or indirectly) investing the assets of a Plan that is not subject to Title I of ERISA or Section 4975 of the Code but is subject to any Similar Laws neither the Fund and the Adviser (or other persons responsible for the operation of the Fund and/or the investment of the Fund’s assets) will be subject to Similar Laws and the Fund’s assets would not constitute the assets of such Plan under the provisions of any applicable Similar Law. “Plan” includes (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, account or arrangement is subject to Section 4975 of the Code, (iii) a plan, fund or other similar program that is established or maintained outside the United States that provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, (iv) an insurance company using general account assets, if such general account assets are deemed to include assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c) of ERISA or the regulations promulgated thereunder, and (v) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts, funds, programs or arrangements, pursuant to ERISA or otherwise.

(m) The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising. If the Investor is a U.S. person, the Investor was offered the Shares in the jurisdiction listed in the Investor’s permanent address set forth in the Investor Questionnaire attached hereto or previously provided to the Fund and, to the extent any state securities laws govern the Investor’s subscription (in addition to applicable U.S. federal securities laws), the securities laws of such jurisdiction shall govern.

(n) The Investor acknowledges, or, if the Investor is acting as agent, representative or nominee for a subscriber (a “Beneficial Owner”), the Investor has advised the Beneficial Owner that the Fund has entered, or may enter, into an agreement with a Placement Agent providing for a payment from the Fund of a one-time or ongoing fee based upon the Shares of any Investor introduced to the Fund by such Placement Agent.

(o) If the Investor is a “charitable remainder trust” within the meaning of Section 664 of the Code, the Investor has advised the Fund in writing of such fact and the Investor acknowledges that it understands the risks, including specifically the tax risks, if any, associated with its investment in the Fund.

(p) The Investor understands and agrees that the Fund and the Adviser may present this Subscription Agreement and the information provided in answers to it to such parties (e.g., affiliates, attorneys, auditors, banks, lenders, brokers and regulators) as it deems necessary or advisable to facilitate the acceptance and management of the Investor’s Capital Commitments and the operation of the Fund, including, but not limited to, in connection with anti-money laundering and similar laws, if called upon to establish the availability under any applicable law of an exemption from registration of the Shares, the compliance with applicable law and any relevant exemptions thereto by the Fund and the Adviser or their affiliates, or if the contents thereof are relevant to any issue in any action, suit or proceeding to which the Fund and the Adviser or their affiliates are a party or by which they are or may be bound or if the information is required to facilitate the Fund’s investments. The Fund may also release information about the Investor if directed to do so by the Investor, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation.

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(q) If the Investor is acting as agent, representative or nominee for a Beneficial Owner, the Investor understands and acknowledges that the representations, warranties and agreements made herein are made by the Investor: (i) with respect to the Investor; and (ii) with respect to the Beneficial Owner. The Investor represents and warrants that it: (1) has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Subscription Agreement and has determined that any investment in the Fund is consistent with any obligation the Investor may have to the Beneficial Owner; and (2) has informed each Beneficial Owner that (A) the Investor (and not the Beneficial Owner) will be the record owner of any Shares purchased hereunder; and (B) such Beneficial Owner will not have any recourse directly to the Fund or other entity associated with the Fund. The Investor also covenants and agrees to indemnify and hold harmless the Fund, the Adviser (for itself and as agent and on trust for one of the persons indemnified hereunder), the Administrator and each of their respective affiliates and the directors, officers, partners, members, employees, agents, stockholders and any person who serves at the specific request of the Fund or the Adviser on behalf of the Fund as a partner, member, officer, director, employee or agent of any other entity, from and against any and all loss, liability, claim, damage, cost and expense whatsoever (including, without limitation, legal fees and disbursements) arising out of or based upon the Investor’s misrepresentation or misstatement contained herein or the Investor’s assertion of lack of proper authorization from the Beneficial Owner to enter into this Subscription Agreement or perform the obligations hereunder.

(r) The Investor will provide promptly, and update periodically, at any times requested by the Fund, any information (or verification thereof) the Fund deems necessary to comply with any requirement imposed by Sections 1471 through 1474 of the Code and any U.S. Department of Treasury Regulations, forms, instructions or other guidance issued pursuant thereto in order to reduce or eliminate withholding taxes. The information required to be provided by the preceding sentence may include, but shall not be limited to: (i) information the Fund deems necessary to determine whether the Investor is a “foreign financial institution,” as defined in Section 1471(d)(4) of the Code, or a “non-financial foreign entity,” as defined in Section 1472(d) of the Code; (ii) if the Investor is a foreign financial institution, any certification, statement or other information the Fund deems necessary to determine whether the Investor meets the requirements of Section 1471(b) of the Code (including entering into an agreement with the U.S. Internal Revenue Service (the “IRS”) pursuant to Section 1471(b) of the Code and complying with the terms thereof) or is otherwise exempt from withholding required under Section 1471 of the Code; and (iii) if the Investor is a non-financial foreign entity, any certification, statement or other information the Fund deems necessary to determine whether the Investor meets the requirements of Section 1472(b) of the Code (which information may be given to the IRS pursuant to Section 1472(b)(3) of the Code) or is otherwise exempt from withholding required under Section 1472 of the Code. The Investor acknowledges that if it fails to supply such information on a timely basis, it may be subject to a 30% U.S. withholding tax imposed on (a) U.S.-sourced dividends, interest and certain other income, and (b) gross proceeds from the sale or other disposition of U.S. stocks, debt instruments and certain other assets and/or may be required to withdraw from the Fund.

(s) The Investor will promptly notify the Fund in writing if (i) the IRS terminates any agreement entered into with the Investor under Section 1471(b) of the Code, or (ii) any information provided to the Fund pursuant to Section 7(r) above changes.

(t)

(i) Neither the Investor, nor any of its affiliates or Beneficial Owners, (A) appears on the Specially Designated Nationals and Blocked Persons List of the OFAC, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, or (B) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities.

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(ii) To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Fund and all payments and distributions to the Investor from the Fund will only be made in the Investor’s name and to and from a bank account or a bank based or incorporated in or formed under the laws of the United States or of a bank that is regulated in and either based or incorporated in or formed under the laws of the United States that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time, and that the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities.

(u) The Investor represents on its behalf and that of any Investor Party that it is not an investor which is situated, domiciled, or has its registered office in a member state of the European Economic Area. “Investor Party” means the Beneficial Owner(s) of the Investor where the Investor acts as trustee, agent, nominee or representative for, or is otherwise investing on behalf of, such Beneficial Owner(s), and/or any party relied upon by the Investor in reaching the decision to subscribe, including (without limitation) any investment manager, investment advisor, or consultant of the Investor.

(v) The Investor understands that Simpson Thacher & Bartlett LLP acts as U.S. counsel to the Adviser, the Administrator and the Fund. The Investor also understands that, in connection with this offering of Shares and ongoing advice to the Fund, the Adviser and the Administrator, Simpson Thacher & Bartlett LLP will not be representing investors in the Fund, including the Investor, and no independent counsel has been retained to represent investors in the Fund.

(w) Simpson Thacher & Bartlett LLP’s representation of the Adviser, the Administrator and the Fund is limited to specific matters as to which it has been consulted by the Adviser, the Administrator and the Fund. There may exist other matters which could have a bearing on the Adviser, the Administrator and the Fund as to which Simpson Thacher & Bartlett LLP has not been consulted. In addition, Simpson Thacher & Bartlett LLP does not undertake to monitor the compliance of the Adviser, the Administrator and the Fund with the investment program, valuation procedures and other guidelines set forth in the Memorandum, or to monitor compliance with applicable laws. In preparing the Memorandum, Simpson Thacher & Bartlett LLP relied on information furnished to it by the Adviser, the Administrator and/or the Fund, and did not investigate or verify the accuracy or completeness of the information set forth therein concerning the Adviser, the Administrator and the Fund.

(x) Unless expressly acknowledged in writing by the Fund in connection with the Investor’s investment in the Fund on or prior to the date hereof, none of the Investor or any the Investor’s officers, agents or other persons who took part in the Investor’s decision to invest in the Fund were located in the European Economic Area or Switzerland either when the Shares were marketed to the Investor or when the Investor decided to invest in the Fund.

8. Tax Information. The Investor certifies under penalties of perjury that (i) the Investor’s name, taxpayer identification and/or social security number and address provided in the Investor Data Sheet are correct and (ii) the Investor will complete and return with this Subscription Agreement Form W-9. The Investor agrees to execute properly and provide to the Fund in a timely manner any tax documentation or information that may be reasonably required by the Fund in connection with the Investor’s subscription for Shares (including, but not limited to, (a) the name, address and taxpayer identification number of any “substantial U.S. owner” of the Investor or other information required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Fund or avoid any other penalty pursuant to Sections 1471 through 1474 of the Code,

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any present or future regulations promulgated thereunder or official interpretations thereof or any forms, instructions or other guidance issued pursuant thereto, any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreements entered into in connection with such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreements or similar regimes or any legislation or regime that implements, or implements rules similar to, any intergovernmental agreement entered into for the automatic exchange of tax information or the U.S. Foreign Account Tax Compliance Act (collectively, “FATCA”) and (b) any other information reasonably requested by the Fund that is necessary for the Fund to comply with its obligations pursuant to FATCA).

9. Source and Use of Funds.

(a) The Investor represents and warrants that the Investor (i) has conducted thorough due diligence with respect to all of its Beneficial Owners, (ii) has established the identities of all direct and indirect Beneficial Owners and the source of each of such Beneficial Owner’s funds, (iii) will retain evidence of any such identities, any such source of funds and any such due diligence and (iv) if it is itself a collective investment flow-through vehicle for unaffiliated third party investors, has implemented controls to monitor or has engaged an internationally recognized financial institution licensed to provide financial services in Financial Action Task Force cooperative countries to monitor (x) Beneficial Owners and ensure such Beneficial Owners are not sanctioned parties under OFAC (as defined herein) and European Union sanctions regimes and (y) suspicious activities and ensure that such activities are reported, as required, to appropriate government agencies.

(b) Neither the Investor, nor any of its affiliates or any person having a direct or indirect beneficial interest in the Shares to be acquired, appears on the Specially Designated Nationals and Blocked Persons List of the OFAC, nor are they otherwise a party with which the Fund is prohibited to deal under the laws of the United States. The Investor further represents and warrants that: (i) if the Investor is a natural person, the Investor is not a person who is or has been entrusted with prominent public functions, such as a Head of State or of government, a senior politician, a senior government, judicial or military official, a senior executive of a state-owned corporation or an important political party official, or a close family member or close associate of any such person; and (ii) the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country that (A) is under a U.S. embargo enforced by OFAC, (B) has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering, or (C) has been designated by the U.S. Secretary of the Treasury as a “primary money-laundering concern.” The Investor further represents and warrants that the Investor: (x) has conducted thorough due diligence with respect to all of its beneficial owners, (y) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (z) will retain evidence of any such identities, any such source of funds and any such due diligence. The Investor further represents and warrants that the Investor does not know or have any reason to suspect that (1) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities, and (2) the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities. The Investor further represents that to, the best of its knowledge, no person for whom the Investor is acting as agent or nominee in connection with this investment is a person identified as a terrorist organization by the United Nations, United States or European Union, a senior foreign political figure1 or any immediate family member2 or close

[1]

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

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associate3 of a senior foreign political figure as such terms are defined in the footnotes below. The Investor represents that in the event that it is, receives deposits from, makes payments to or conducts transactions relating to a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in Shares, such Non-U.S. Bank: (I) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities; (II) employs one or more individuals on a full-time basis; (III) maintains operating records related to its banking activities; (IV) is subject to inspection by the banking authority that licensed it to conduct banking activities; and (V) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate. The Investor further agrees and acknowledges that, among other remedial measures, (X) the Fund may be obligated to “freeze the account” of such Investor, either by prohibiting additional investments by the Investor and/or segregating assets of the Investor in compliance with governmental regulations and/or if the Fund determines in its sole discretion that such action is in the best interests of the Fund and (Y) the Fund may be required to report such action or confidential information relating to the Investor (including, without limitation, disclosing the Investor’s identity) to the regulatory authorities.

10. Further Advice and Assurances. All information that the Investor has provided to the Fund, including the information in this Subscription Agreement, including the Investor Data Sheet and Investor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Fund immediately if any representation, warranty or information contained in this Subscription Agreement, including the Investor Data Sheet and Investor Questionnaire, becomes untrue at any time. The Investor agrees to provide, if requested, any additional information and execute and deliver such documents regarding itself and all of its Beneficial Owners as may reasonably be required to determine the eligibility of the Investor to purchase Shares in the Fund, to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law, rule or regulation to which the Fund may be subject, including compliance with anti-money laundering laws and regulations, or for any other reasonable purpose. If any answers provided or background documentation required under this Subscription Agreement, including the Investor Data Sheet and Investor Questionnaire, is found to be false, forged or misleading, the Investor understands that the Fund may require such Investor to fully withdraw from the Fund as permitted under the Fund’s Declaration of Trust.

11. Power of Attorney. The Investor by executing this Subscription Agreement hereby irrevocably constitutes and appoints the Fund, with full power of substitution, as the Investor’s true and lawful attorney-in-fact and agent, to make, execute, sign, acknowledge, verify, swear to, deliver, record and file, in its or its assignee’s name, place and stead, all instruments, documents and certificates which may from time to time be required by the laws of the State of Delaware, any other jurisdiction in which the Fund conducts or plans to conduct its affairs, or any political subdivision or agency thereof to effectuate, implement and continue the valid existence and affairs of the Fund, including, without limitation, the power and authority to make, execute, sign, verify, swear to, acknowledge, deliver, record and file:

(a) all certificates and other instruments deemed advisable by the Fund in order for the Fund to enter into any borrowing or pledging arrangement;

[3]

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

BLACKSTONE / GSO SECURED LENDING FUND

(b) all certificates and other instruments deemed advisable by the Fund to comply with the provisions of this Subscription Agreement and applicable law or to permit the Fund to become or to continue as a business development company; and

(c) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Fund.

With respect to the Investor and the Fund, the foregoing power of attorney:

(a) is coupled with an interest and shall be irrevocable;

(b) may be exercised by the Fund either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Fund acting as attorney-in-fact for all of them;

(c) shall survive the assignment by the Investor of the whole or any fraction of its Shares;

(d) shall terminate concurrently with the termination of the Capital Commitment, in accordance with Section 3(f); and

(e) may not be used by the Fund in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Fund and the Investor.

12. Indemnity.

(a) The Investor understands that the information provided herein will be relied upon by the Fund for the purpose of determining the eligibility of the Investor to purchase Shares in the Fund. The Investor agrees to notify the Fund immediately if any representation or warranty or information contained in this Subscription Agreement, including the Investor Data Sheet and Investor Questionnaire, becomes untrue at any time. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Fund, the Adviser, the Administrator and each of their respective affiliates and the directors, officers, partners, members, employees, agents, stockholders, and any person who serves at the specific request of the Fund or Adviser on behalf of the Fund as a partner, member, officer, director, employee or agent of any other entity, from and against any loss, damage, claim, liability or expense whatsoever (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) due to or arising out of or in connection with: (i) a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Data Sheet and Investor Questionnaire attached hereto) or in any other document provided by the Investor to the Fund or in any agreement executed by the Investor with the Fund in connection with the Investor’s investment in the Shares; (ii) any action for securities law violations instituted by the Investor which is finally resolved by judgment against the Investor; or (iii) any damages resulting from the Investor’s misrepresentation or misstatement contained herein, of the assertion of lack of proper authorization from the Beneficial Owner to enter into this Subscription Agreement or perform the obligations hereof. Notwithstanding any provision of this Subscription Agreement, the Investor does not waive any rights granted to it under applicable securities laws.

(b) Notwithstanding any other term of this Subscription Agreement, the consent of any person who is not a party to this Subscription Agreement (including, without limitation, any persons indemnified pursuant to this Subscription Agreement) is not required for any variation of, amendment to, or release, rescission, or termination of, this Subscription Agreement.

BLACKSTONE / GSO SECURED LENDING FUND

13. Miscellaneous.

(a) This Subscription Agreement is not assignable by the Investor without the prior written consent of the Fund. The representations and warranties made by the Investor in this Subscription Agreement (including the Investor Data Sheet and Investor Questionnaire attached hereto) shall survive the closing of the transactions contemplated hereby and any investigation made by the Fund. The Investor Questionnaire, including, without limitation, the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws of the State of Delaware. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable. This Subscription Agreement: (i) shall be binding upon the Investor and the heirs, legal representatives, successors and permitted assigns of the Investor and shall inure to the benefit of the Fund and its successors and assigns, (ii) shall survive the acceptance of the Investor as a Shareholder and (iii) shall, if the Investor consists of more than one person, be the joint and several obligation of each such person. The Investor hereby irrevocably agrees that any action or proceeding with respect to this Subscription Agreement, the Fund and any or all transactions relating hereto may be brought and enforced in the courts of the State of Delaware or the United States District Court for the District of Delaware, to the extent subject matter jurisdiction exists therefor, and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or the United States District Court for the District of Delaware and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum. The Fund may, in its sole discretion, (x) agree to arbitration with respect to any dispute arising between an Investor on the one hand and the Adviser, the Fund and/or their respective affiliates on the other hand where the Investor or its affiliates has so agreed and (y) agree with any Investor that the provisions of this Section 13 shall not apply, in whole or in part as the Fund may determine, to such Investor.

(b) To the extent that the Investor does not deliver the entire Subscription Agreement, but delivers its signature page and any completed pages in respect of this Subscription Agreement, the Investor directs the Fund to append its signature page to the final form of this Subscription Agreement hereby constituting delivery of this Subscription Agreement by the Investor.

14. Confidentiality.

(a) The Investor agrees to keep confidential, and not to make any use of (other than for purposes reasonably related to its investment in the Fund) or disclose to any person, any information or matter relating to the Fund and its affairs and any information or matter related to any investment of the Fund; provided that (i) the Investor may make such disclosure to the extent that (x) the information to be disclosed is publicly known at the time of proposed disclosure by the Investor, (y) the information otherwise is or becomes legally known to the Investor other than through disclosure by the Fund or by a party known by the Investor to have an obligation of confidentiality to the Fund, or (z) such disclosure is required by law or in response to any governmental agency request or in connection with an examination by any regulatory authorities; provided that such agency, regulatory authorities or association is aware of the confidential nature

BLACKSTONE / GSO SECURED LENDING FUND

of the information disclosed; (ii) if a nominee is submitting this Subscription Agreement, the nominee may make such disclosure to its client; (iii) the Investor may make such disclosure to the Investor’s Beneficial Owners to the extent required under the terms of its arrangements with such Beneficial Owners; and (iv) the Investor will be permitted, after written notice to the Fund, to correct any false or misleading information which becomes public concerning the Investor’s relationship to the Fund. Prior to making any disclosure required by law, the Investor shall use its best efforts to notify the Fund of such disclosure. Prior to any disclosure to any authorized representative or Beneficial Owner, the Investor shall advise such persons of the confidentiality obligations set forth herein and each such person shall agree to be bound by such obligations. Notwithstanding the foregoing, the Investor may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of an investment in the Fund and all materials of any kind (including opinions or other tax analyses) that are provided in connection with this Subscription Agreement to the Investor relating to such tax treatment or tax structure.

(b) The Investor acknowledges and agrees that the Fund shall be entitled to retain any information about an Investor it receives in such manner as it shall, in its sole discretion, consider appropriate. The Investor hereby unconditionally and irrevocably authorizes the Fund and Adviser to disclose any information held by them, including, without limitation, by providing this Subscription Agreement (whether an original or a copy) and any other information in relation to any Investor, whether or not confidential in nature: (i) to other existing or prospective Investors and to their respective advisors or other service providers, in each case if the Advisor or the Fund (as applicable) considers such disclosure necessary or appropriate in their sole discretion; (ii) if such disclosure is required by any applicable law (including, without limitation, FATCA) or order of any court of competent jurisdiction or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any regulatory, tax or government agency or authority or (iii) to counterparties and service providers to the Fund, the Adviser or portfolio company as determined by the Fund in its sole discretion.

15. Notices. All notices, consents, requests, demands, offers, reports, and other communications (collectively, “Notices”) required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, or by air courier guaranteeing overnight delivery, addressed as set forth below. Any notice shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, or (ii) sent by United States Express Mail or recognized overnight courier on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by e-mail, when received; or (iv) posted on a password protected website maintained by the Fund or its affiliates and for which any Investor has received confirmation of such posting and access instructions by electronic mail, when such confirmation is sent.

If to the Fund, to:

Blackstone / GSO Secured Lending Fund

345 Park Avenue

New York, NY 10154

Phone: 212-503-2182

Attention: Joe Soares

E-mail: Joe.Soares@gsocap.com

and, if to the Investor, to the address or e-mail address set forth in the Investor Data Sheet or such other mailing address or facsimile number of which such Investor shall advise the Fund in writing. The Fund or the Investor may change its address by giving notices to the other in the manner described herein on or before the date of any such change.

BLACKSTONE / GSO SECURED LENDING FUND

16. Independent Nature of Investors’ Obligations and Rights; Third-Party Beneficiaries. The obligations of the Investor hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement. This Subscription Agreement is not intended to confer upon any person, other than the parties hereto, except as provided in Sections 4 and 13, any rights or remedies hereunder.

17. Distributions. Distributions to the Investor in respect of its Shares shall be made to the account specified in the Investor Data Sheet or as otherwise specified in writing by the Investor to the Fund.

18. Certain Definitions. For purposes hereof, “United States” shall have the meaning set forth in Regulation S of the Securities Act.

[Remainder of Page Intentionally Left Blank]

BLACKSTONE / GSO SECURED LENDING FUND

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Investor has executed and unconditionally delivered this Subscription Agreement on the date set forth below, and this Subscription Agreement shall be and become a binding agreement between the Fund and the undersigned Investor on the date that the undersigned Investor’s Capital Commitment is accepted by the Fund below.

INDIVIDUALS	ENTITIES

Signature	Print Name of Entity

Print Name	By: Authorized Signature

Social Security Number	U.S. Taxpayer Identification Number

Additional Investor Signature, if applicable	Print Name and Title

Print Name

Capital Commitment Requested:	Capital Commitment Requested:

$	$

Date:	Date:

BLACKSTONE / GSO SECURED LENDING FUND

ACCEPTANCE OF SUBSCRIPTION

(to be filled out only by the Fund)

The Fund hereby accepts the above application for subscription for Shares.

*Amount of Capital Commitment Accepted:	$

BLACKSTONE / GSO SECURED LENDING FUND

By:
Name:
Title:

Date:

*

In accordance with Section 1 of this Subscription Agreement, the Fund hereby accepts the amount of Capital Commitment indicated above, which may represent only a portion of the amount subscribed for by the Investor. The Fund may, on or prior to the end of the Initial Closing Period, elect to accept all or any portion of the Investor’s remaining subscribed Capital Commitment, which is not hereby accepted. Notwithstanding the foregoing, the aggregate Amount of Capital Commitment so accepted by the Fund may not exceed the Capital Commitment amount subscribed for by the Investor as indicated on the Investor’s signature.

BLACKSTONE / GSO SECURED LENDING FUND

ACKNOWLEDGMENT FOR INDIVIDUAL SUBSCRIBERS

STATE OF                                     )

                                                         : ss.:

COUNTY OF                                 )

On this      day of                     , 201    , before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared                                 , known to me to be the person (or persons) whose name is (or whose names are) subscribed to on the within instrument, and acknowledged that he (or she or they) executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]	Address:

My commission expires:

BLACKSTONE / GSO SECURED LENDING FUND

PARTNERSHIP ACKNOWLEDGMENT

STATE OF                                 )

                                                     : ss.:

COUNTY OF                             )

On the      day of         , 201    , before me personally came                                    , to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he (she) executed the same as a general partner of the foregoing partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]	Address:

My commission expires:

BLACKSTONE / GSO SECURED LENDING FUND

CORPORATE ACKNOWLEDGMENT

STATE OF                     )

                                         : ss.:

COUNTY OF                 )

On the      day of            , 201    , before me personally came                     , to me known, who, being by me duly sworn, did depose and say that he (she) is the                      of                     , the corporation described in and which executed the foregoing instrument; that he (she) executed said instrument on behalf of said corporation by authority of its board of directors or pursuant to its by-laws and that the same is the free act and deed by said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]	Address:

My commission expires:

BLACKSTONE / GSO SECURED LENDING FUND

TRUST ACKNOWLEDGMENT

STATE OF                     )

                                         : ss.:

COUNTY OF                 )

On this      day of         , 201    , before me personally appeared                     , to me known, who duly acknowledged to me that he (she) (they) (it) is (are) the trustee(s) of                         , the trust described in the foregoing instrument, that the foregoing instrument was signed on behalf of said trust and that the same is the free act and deed of said trust.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]	Address:

My commission expires:

BLACKSTONE / GSO SECURED LENDING FUND

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

STATE OF                     )

                                         : ss.:

COUNTY OF                 )

On the      day of         , 201    , before me personally came                     , to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he (she) executed the same as a managing member of the foregoing limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]	Address:

My commission expires:

BLACKSTONE / GSO SECURED LENDING FUND

GOVERNMENTAL PLAN ACKNOWLEDGMENT

STATE OF                 )

                                     : ss.:

COUNTY OF             )

On the      day of                 , 201    , before me personally came                 , to me known, who, being by me duly sworn, did depose and say that he (she) is (a) (an)                             of                                 , the governmental plan described in and which executed the foregoing instrument; that he (she) executed said instrument on behalf of said governmental plan by authority of its board of directors or pursuant to its by-laws and that the same is the free act and deed by said governmental plan.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]	Address:

My commission expires:

BLACKSTONE / GSO SECURED LENDING FUND

INVESTOR DATA SHEET

1. Individual—Print Full Name of Investor:

First	Middle	Last

Social Security Number

OR

Partnership, Corporation, Trust, Limited Liability Company, Custodial Account, Other:

Name of Entity

U.S. Taxpayer Identification Number

2. Please indicate the appropriate investor type (Investor must select only one of the options below).

☐   Individual that is a United States person (including a trust of any such individual)

☐   Individual that is a not a United States person (including a trust of any such individual)

☐   Broker-dealer

☐   Insurance company

☐   Investment company registered with the SEC under the Investment Company Act

☐   An issuer that would be an investment company as defined in Section 3 of the Investment Company Act but for Section 3(c)(1) or 3(c)(7) thereof

☐   Non-profit organization

☐   Pension plan (excluding governmental pension plans)

☐   Banking or thrift institution (proprietary)

☐   (i) Any state or political subdivision of a state, including any agency, authority, or instrumentality of the state or political subdivision; (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority, or instrumentality thereof; and (iii) any officer, agent, or employee of the state or political subdivision or any agency, authority, or instrumentality thereof, acting in its official capacity (excluding governmental pension plans)

☐   State or municipal governmental pension plan

☐   Sovereign wealth fund or foreign official institution

☐   Other

BLACKSTONE / GSO SECURED LENDING FUND

3. Primary Contact Information:

Name
Title
Company
Street Address
Floor or Suite No.
City, State, Zip
Country
Telephone
Fax
Email

4. Investor Permanent Address (if different from address for notices above):

Street Address
Floor or Suite No.
City, State, Zip
Country

5. Additional Contact Information for Parties Receiving Copies[4]:

Name
Title
Company
Street Address
Floor or Suite No.
City, State, Zip
Country
Telephone
Fax
Email

Name
Title

[4]	If additional space is required, please provide the information in a separate attachment to this questionnaire or copy this page to add additional contacts.

BLACKSTONE / GSO SECURED LENDING FUND

Company
Street Address
Floor or Suite No.
City, State, Zip
Country
Telephone
Fax
Email

6. Wiring Instructions for Cash Distributions: [5]

Name of bank (the “Wiring Bank”):

ABA number:
Account name:
Account number:
FFC name:
FFC number:
Contact name:
Contact telephone:

6.a. Is the Wiring Bank located in an approved FATF Country*?	YES	NO
	☐	☐
If yes, please answer question (b) below.
6.b. Are you a customer of the Wiring Bank?	YES	NO
	☐	☐

If the Investor responded “No” to question 6.a. or 6.b. above, additional information will be required from the Investor.

7. General description on investor’s source of wealth:

[5]

If additional space is required, please provide these instructions in a separate attachment to this questionnaire. Alternatively, if instructions are not available at this time, they may be furnished directly to the Fund as soon as they are available. Please be advised that any disbursements will automatically be sent as indicated above unless the Fund is notified otherwise in writing.

BLACKSTONE / GSO SECURED LENDING FUND

8. Were the funds for this investment generated by the Investor’s occupation or the business of the entity investing in the Fund?

☐ Yes ☐ No

If the question above was answered “no”, please provide a brief statement explaining the source of the funds being invested:

9. Delivery instructions for Securities Distributions:[6]

Firm name:

DTC number:

Account name:

Account number:

Name of contact person at firm:

Telephone number of contact:

[6]

If additional space is required, please provide these instructions in a separate attachment to this questionnaire. Alternatively, if instructions are not available at this time, they may be furnished directly to the Fund as soon as they are available. Please be advised that if the above information is not provided or electronic share delivery is not reasonably practicable, distributions in-kind will be sent to the Investor at the Investor’s address provided above, unless the Fund is notified otherwise in writing.

*

As of the date hereof, countries that are approved members of the Financial Action Task Force on Money Laundering (each, an “Approved FATF Country”) are: Argentina, Australia, Austria, Belgium, Brazil, Canada, China, Denmark, Finland, France, Germany, Greece, Hong Kong, Iceland, India, Ireland, Italy, Japan, Republic of Korea, Luxembourg, Malaysia, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom and the United States.

BLACKSTONE / GSO SECURED LENDING FUND

INVESTOR QUESTIONNAIRE

A. General Information

Print Full Name of Investor:	Individual:

First Middle Last

Partnership, Corporation, Trust, Limited Liability Company, Custodial Account, Other:

Name of Entity

B. Accredited Investor Status

The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS:

☐	(A)	A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse other than the primary residence of the spouse), over total liabilities. (For this purpose, the amount of any mortgage or other indebtedness secured by an investor’s primary residence should not be included as a “liability,” except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness, provided that if such mortgage or other indebtedness is incurred within sixty (60) days preceding the date of the Investor’s subscription for Shares and is not in connection with the purchase of the primary residence, such mortgage or other indebtedness should be treated as a “liability”).

☐	(B)	A natural person with individual income (not including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

BLACKSTONE / GSO SECURED LENDING FUND

FOR ENTITIES:

☐	(C)	An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust is an equity owner).

☐	(D)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

☐	(E)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

☐	(F)	A broker-dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

☐	(G)	An investment company registered under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

☐	(H)	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	(I)	A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended.

☐	(J)	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

☐	(K)	A corporation, Massachusetts or similar business trust, limited liability company, partnership, or an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

☐	(L)	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

☐	(M)	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	(N)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

BLACKSTONE / GSO SECURED LENDING FUND

C. Supplemental Data for Entities

1.	If the Investor is not a natural person, furnish the following supplemental data (natural persons may skip this Section of the Investor Questionnaire):

Legal form of entity (trust, corporation, partnership, limited liability company, benefit plan, etc.):

Jurisdiction of organization:

2.

Are shareholders, partners or other holders of equity or beneficial interests in the Investor able to decide individually whether to participate, or the extent of their participation, in the Investor’s investment in the Fund (i.e., can shareholders, partners or other holders of equity or beneficial interests in the Investor determine whether their capital will form part of the capital invested by the Investor in the Fund)?

☐    Yes         ☐    No

If the answer to the above question is “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

3.a.

Please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or arrangement is subject to Section 4975 of the Code, (iii) a plan, fund or other similar program that is established or maintained outside the United States that provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, (iv) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder, or (v) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts, funds, programs or arrangements, pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii), (iv) and (v) being referred to as a “Plan”).

☐    Yes         ☐    No

3.b.	If the Investor is, or is acting (directly or indirectly) on behalf of, such a Plan, please indicate whether or not the Plan is subject to Title I of ERISA or Section 4975 of the Code.

☐    Yes         ☐    No

If the answer to question 3.b. above is “Yes”, please indicate what percentage of the Plan’s assets invested in the Fund are considered to be the assets of “benefit plan investors” within the meaning of Section 3(42) of ERISA and the regulations thereunder:

                                     %

3.c.

If the Investor is investing the assets of an insurance company general account, please indicate what percentage of the insurance company general account’s assets invested in the Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder:

BLACKSTONE / GSO SECURED LENDING FUND

                                 %

3.d.	If the Investor is a Plan, please check the applicable box, below.

☐

It is a Plan (i) subject to Part 4 of Title I of ERISA; (ii) does not permit plan participants to direct the investment into the Fund (e.g., a U.S. corporate defined benefit plan or Taft-Hartley plan); and (iii) the fiduciary directing the investment in the Fund has more than $50 million in assets under its management or control and/or is, or is advised by, a bank, insurance company, registered investment adviser or registered broker-dealer.

☐

It is a Plan (i) subject to Part 4 of Title I of ERISA; (ii) is a “self-directed” plan (e.g., a 401(k) plan); and (iii) the investment in the Fund is directed by or based on advice from a bank, insurance company, registered investment adviser or registered broker-dealer.

☐

It is a Plan (i) subject to Section 4975 of the Code (and has not checked 1 or 2 above) (e.g., an IRA); and (ii) the investment in the Fund is directed by or based on advice from a bank, insurance company, registered investment adviser or registered broker-dealer.

4.

Please indicate whether the Investor is a person or entity (other than a “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations thereunder) that has discretionary authority or control with respect to any assets of the Fund or who provides investment advice for a fee (direct or indirect) with respect to any assets of the Fund, or an affiliate of any such person. For this purpose, an “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such person. “Control” with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

☐    Yes         ☐    No

5.a.	Is the Investor a private investment company which is not registered under the Investment Company Act in reliance on:

Section 3(c)(1) thereof?                                                         ☐    Yes         ☐    No

Section 3(c)(7) thereof?                                                         ☐    Yes         ☐    No

5.b.	Is the Investor an “investment company” registered or required to be registered under the Investment Company Act?

☐    Yes         ☐    No

5.c.	If the answer to question 5.a. or 5.b. is “Yes,” is the Investor structured in a manner to comply with Section 12(d)(1)(6) of the Investment Company Act?

☐    Yes         ☐    No

6.	Does the amount of the Investor’s subscription for Shares in the Fund exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Investor?

☐    Yes         ☐    No

BLACKSTONE / GSO SECURED LENDING FUND

If the answer to the above question is “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

7.a.	Is the Investor exempt from U.S. federal income taxation (which would include, for these purposes, being exempt under Section 501 of the Code)?

☐    Yes         ☐    No

7.b.	If question 7.a. was answered “Yes,” please indicate the basis on which the Investor is exempt from U.S. federal income taxation in the space below:

8.	Is the Investor a “BHC Investor”[7]?

☐    Yes         ☐    No

9.	If the Investor’s tax year ends on a date other than December 31, please indicate such date below:

10.

Is the Investor subject to Section 552(a) of Title 5 of the United States Code (commonly known as the “Freedom of Information Act”) or any public disclosure law, rule or regulation of any governmental or non-governmental entity that could require similar or broader public disclosure of confidential information provided to such Investor (collectively such laws, rules or regulations, “FOIA”)?

☐    Yes         ☐    No

If the question above was answered “Yes,” please indicate the relevant laws to which the Investor is subject and provide any additional explanatory information in the space below:

11.a.

Is the Investor a governmental entity or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government?

☐    Yes         ☐    No

11.b.	If question 11.a. was answered “Yes,” is the Investor entitled to any sovereign or other immunity in respect of itself, its property, or any litigation in any jurisdiction, court, or venue?

☐    Yes         ☐    No

[7]

A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

BLACKSTONE / GSO SECURED LENDING FUND

If question 11.b. was answered “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

12.	What percentage of the Investor is owned by non-United States persons or entities?

                %

13.

Is the Investor (a) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust), (b) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (a) of this sentence (e.g., a limited liability company with a single member), (c) an organization described in Section 401(a), Section 501(c)(17) or Section 509(a) of the Code, or (d) a trust permanently set aside or to be used for a charitable purpose?

☐    Yes         ☐    No

If the question above was answered “Yes,” please indicate below which of clauses (a)-(d) is applicable:

☐	(a)	A trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust).

☐	(b)	An entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (a) of this sentence (e.g., a limited liability company with a single member).

☐	(c)	An organization described in Section 401(a), Section 501(c)(17) or Section 509(a) of the Code.

☐	(d)	A trust permanently set aside or to be used for a charitable purpose.

14.	Does any individual ultimately beneficially own 10% or more of the ownership or voting interests in the Investor?

☐    Yes         ☐    No

If the question above was answered “Yes,” please identify such individual(s) in the space below:

Name

Address

City, State, Zip or Province

Country

Citizenship

BLACKSTONE / GSO SECURED LENDING FUND

D. Related Parties

1.	To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor in the Fund?

☐    Yes         ☐    No

If question 1 was answered “Yes,” please identify such related investor(s) below.

Name(s) of related investor(s):

2.

Will any other person or entity have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other Beneficial Owner of equity interests in the Investor)? (By way of example, and not limitation, “conduit” Investors would be required to check “Yes” below.)

☐    Yes         ☐    No

If either question above was answered “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

E. Supplemental Data for Individuals

1.	Is the Investor investing the assets of any retirement plan account, employee benefit plan or other similar arrangement?

☐    Yes         ☐    No

If the answer to the above question is “Yes,” please contact Simpson Thacher & Bartlett LLP for additional information that will be required.

F. Eligibility for New Issues

The Fund from time to time may consider direct or indirect investments in “new issues,” as defined in the rules of the Financial Industry Regulatory Authority (“FINRA”), as such rules may be amended or replaced from time to time. In order for the Fund to determine whether it is eligible to participate in profits and losses from such new issues, the Investor8 represents and warrants with respect to itself, or, if the undersigned is a corporation, partnership, trust or other entity or account, with respect to any person having a beneficial interest9 in the Fund through such corporation, partnership trust or other entity or account (an “Owner”), as follows:

[8]

If the Investor is a corporation, partnership, trust or any other entity or a nominee for another person, the person completing this questionnaire must be the Investor’s beneficial owner(s), a person authorized to represent such beneficial owner (s), or a bank, foreign bank, broker-dealer, investment adviser or other conduit acting on behalf of the beneficial owners of the Investor.

[9]

“Beneficial interest” means any economic interest, such as the right to share in gains or losses. The receipt of a management or performance-based fee for operating a collective investment account, or other fees for acting in a fiduciary capacity, is not considered a beneficial interest in the account; however, if such fee is subsequently invested into the account (as a deferred fee arrangement or otherwise), it is considered a beneficial interest in the account.

BLACKSTONE / GSO SECURED LENDING FUND

1. DETERMINATION OF RESTRICTED PERSON STATUS:

		The Investor or an Owner is:

			Broker-Dealers and their Personnel

☐ True	☐ False	(1)	a FINRA member or other broker-dealer;

☐ True	☐ False	(2)	an officer, director, general partner, associated person, or employee of a FINRA member or other broker-dealer (other than a limited business broker-dealer10);

☐ True	☐ False	(3)	an agent of a FINRA member or other broker-dealer (other than a limited business broker-dealer) that is engaged in the investment banking or securities business;

☐ True	☐ False	(4)	an immediate family member[11] of a person described in (2) and (3) above if the person described in items (2) or (3) (i) materially supports, or receives material support from, the immediate family member, (ii) is employed by or associated with a FINRA member or an affiliate of a FINRA member that sells or has sold new issues to the immediate family member, or (iii) has an ability to control the allocation of new issues;

			Finders and Fiduciaries

☐ True	☐ False	(5)	a finder or fiduciary to a managing underwriter, including, but not limited to, attorneys, accountants and financial consultants;

☐ True	☐ False	(6)	an immediate family member of a person described in (5) above who materially supports,[12] or receives material support from, the immediate family member;

			Portfolio Managers

☐ True	☐ False	(7)	a person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account;[13]

☐ True	☐ False	(8)	an immediate family member of a person described in (7) above who materially supports, or receives material support from, the immediate family member;

			Persons Owning a Broker-Dealer[14]

[10]

“Limited business broker-dealer” is any broker-dealer whose authorization to engage in the securities business is limited solely to the purchase and sale of investment company/variable contracts securities and direct participation program securities.

[11]

“Immediate family member” of a person means such person’s parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son-in-law, daughter-in-law, children and any other individual to whom such person provides material support as defined in footnote 12 below.

[12]

“Material support” means directly or indirectly providing more than 25% of a person’s income in the prior calendar year. Immediate family members living in the same household are deemed to be providing each other with material support.

[13]

“Collective investment account” is any hedge fund, investment partnership, investment corporation, or any other collective investment vehicle that is engaged primarily in the purchase and/or sale of securities. The term does not include a family investment vehicle that is beneficially owned solely by immediate family members or an investment club where a group of friends, neighbors, business associates, or others pool their money to invest in stock or other securities and are collectively responsible for making investment decisions.

[14]

FINRA has stated that an owner of a broker-dealer will be viewed as having a “beneficial interest” in an account held by a subsidiary (i.e., a sister company of the broker-dealer). Accordingly, an affiliate of a broker-dealer will be a Restricted Person.

BLACKSTONE / GSO SECURED LENDING FUND

☐ True	☐ False	(9)	a person listed, or required to be listed, in Schedule A, B or C of a Form BD (other than with respect to a limited business broker-dealer), except persons whose listing on Schedule A, B or C is related to a person identified by an ownership code of less than 10%;

☐ True	☐ False	(10)	a person that directly or indirectly owns (i) 10% or more of a public reporting company listed, or required to be listed, in Schedule A of a Form BD or (ii) 25% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD, in each case other than a reporting company that is listed on a national securities exchange or is traded on the NASDAQ National Market, and other than with respect to a limited business broker-dealer;

☐ True	☐ False	(11)	an immediate family member of a person described in items (9) and (10) if the person described in items (9) and (10) (i) materially supports, or receives material support from, the immediate family member; (ii) is employed by or associated with a FINRA member or an affiliate of a FINRA member that sells or has sold new issues to the immediate family member, or (iii) has an ability to control the allocation of new issues;

			Executive Officers and Directors of Public Companies and Covered Non-Public Companies

☐ True	☐ False	(12)	an executive officer or director of a Public Company[15] or a Covered Non-Public Company;[16]

If the question above was answered “True,” please provide the name of the applicable company/companies in the space below:

[15]

“Public Company” means any company that is registered under Section 12 of the United States Securities Exchange Act of 1934, as amended, or that files periodic reports pursuant to Section 15(d) thereof.

[16]

“Covered Non-Public Company” means any non-public company satisfying the following criteria: (i) income of at least $1 million in the last fiscal year or in two of the last three fiscal years and shareholders’ equity of at least $15 million; (ii) shareholders’ equity of at least $30 million and a two-year operating history; or (iii) total assets and total revenue of at least $75 million in the latest fiscal year or in two of the last three fiscal years.

BLACKSTONE / GSO SECURED LENDING FUND

☐ True	☐ False	(13)	a person materially supported[17] by a person described in (12) above;

			If the question above was answered “True,” please provide the name of the applicable company/companies in the space below:

			Entity Investors with Restricted Beneficial Owners

☐ True	☐ False	(14)	any entity (including a corporation, partnership, limited liability company, trust or other entity) or account in which any person or persons described in (1) through (13) above has a beneficial interest;[18]

☐ True	☐ False	(15)	NONE OF THE ABOVE CATEGORIES APPLY AND THE INVESTOR IS ELIGIBLE TO PARTICIPATE IN NEW ISSUES.

2. DETERMINATION OF EXEMPT STATUS:

			The Investor is:

☐ True	☐ False	(1)	an investment company registered under the 1940 Act;

☐ True	☐ False	(2)	a common trust fund or similar fund as described in Section 3(a)(12)(A)(iii) of the United States Securities Exchange Act of 1934, as amended, and the trust (i) has investments from 1,000 or more accounts, and (ii) does not limit beneficial interests in the fund principally to trust accounts of restricted persons described in Section F(1)(1)-(14) above (“Restricted Persons”);

☐ True	☐ False	(3)	an insurance company general, separate or investment account and (i) the account is funded by premiums from 1,000 or more policyholders or, if a general account, the insurance company has 1,000 or more policyholders, and (ii) the insurance company does not limit the policyholders whose premiums are used to fund the account principally to Restricted Persons, or, if a general account, the insurance company does not limit its policyholders principally to Restricted Persons;

☐ True	☐ False	(4)	a corporation, partnership, limited liability company, trust or another entity and the beneficial interests of Restricted Persons do not exceed in the aggregate 10% of such entity;[19]

[17]	As defined in footnote 12 above.
[18]	As defined in footnote 9 above.
[19]	If the Investor limits the participation by Restricted Persons to no more than 10% of the profits and losses relating to new issues, it may check the box above the word “True.”

BLACKSTONE / GSO SECURED LENDING FUND

☐ True	☐ False	(5)	a corporation, partnership, limited liability company, trust or another entity and the aggregate beneficial interests of persons described in Section F(1)(12) and F(1)(13) (“Covered Company Investors”) do not exceed in the aggregate 25% of such entity;[20]

☐ True	☐ False	(6)	a publicly traded entity (other than a broker/dealer or an affiliate of a broker/dealer where such broker/dealer is authorized to engage in the public offering of new issues either as a selling group member or underwriter) that (i) is listed on a national securities exchange or traded on the NASDAQ National Market, or (ii) is a foreign issuer whose securities meet the quantitative designation criteria for a listing on a national securities exchange or trading on the NASDAQ National Market;

☐ True	☐ False	(7)	an investment company organized under the laws of a foreign jurisdiction that (i) does not limit its ownership to high net worth investors, (ii) the investment company is listed on a foreign exchange or authorized for sale to the public by a foreign regulatory authority and (iii) no person owning more than 5% of the shares of the investment company is a Restricted Person;

☐ True	☐ False	(8)	an employee benefits plan under ERISA that is qualified under Section 401(a) of the Code, and such plan is not sponsored solely by a broker-dealer;

☐ True	☐ False	(9)	a state or municipal government benefits plan that is subject to state and/or municipal regulation;

☐ True	☐ False	(10)	a tax-exempt charitable organization under Section 501(c)(3) of the Code; or

☐ True	☐ False	(11)	a church plan under Section 414(e) of the Code.

3. ENTITY INVESTORS

If the Investor is an entity (including a corporation, partnership, limited liability company, trust or other entity), including, without limitation, a “fund of funds,” a feeder fund or a similar investment vehicle, please complete the following:

Restricted Persons (as described in Section F(1)(1)-(14) above) own, in the aggregate,                     % of the beneficial interest of the Investor.

Covered Company Investors (as described in Section F(1)(12) and F(1)(13) above) own, in the aggregate,                     % of the beneficial interest of the Investor. Please provide the name of the applicable company/companies in the space below:

[20]	If the Investor limits the participation by Covered Company Investors to no more than 25% of the profits and losses relating to new issues, it may check the box above the word “True.”

BLACKSTONE / GSO SECURED LENDING FUND

G. Bad Actor Disqualification

1. DISQUALIFYING EVENTS

Please check all appropriate boxes below that are next to the category or categories of “Disqualifying Events.” If none of boxes (i) through (viii) below is applicable, please check box (ix).

You and/or any person who through your interest in the Fund (including anyone who has investment discretion on your behalf), beneficially owns 20% or more of the Shares in the Fund:

☐ (i) Have been convicted, within the past 10 years, of any felony or misdemeanor within the United States:

(A) in connection with the purchase or sale of any security;

(B) involving the making of any false filing with the U.S. Securities and Exchange Commission (“SEC”); or

(C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

☐ (ii) Are subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past 5 years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

(A) in connection with the purchase or sale of any security;

(B) involving the making of any false filing with the SEC; or

(C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

☐ (iii) Are subject to a final order21 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) Bars you from:

(1) Association with an entity regulated by such commission, authority, agency or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

[21]

Final order means a written directive or declaratory statement issued by a federal or state agency under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

BLACKSTONE / GSO SECURED LENDING FUND

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past 10 years.

☐ (iv) Are subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the United States Securities Exchange Act of 1934 or Section 203(e) or (f) of the Investment Advisers Act that:

(A) Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on your activities, functions or operations;

(C) Bars you from being associated with any entity or from participating in the offering of any penny stock.

☐ (v) Are subject to any order of the SEC entered within the past 5 years that orders you to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the United States Securities Act of 1933, Section 10(b) of the United States Securities Exchange Act of 1934 and 17 CFR 240.10b-5, Section 15(c)(1) of the United States Securities Exchange Act of 1934 and Section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(B) Section 5 of the United States Securities Act of 1933.

☐ (vi) Are suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

☐ (vii) Have filed (as a registrant or issuer), or were or were named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the past 5 years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

☐ (viii) Are subject to a United States Postal Service false representation order entered within the past 5 years, or are subject to temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representation.

☐ (ix) NONE OF THE ABOVE.

If you checked box or boxes (i) through (viii) above, please provide a description of each disqualifying event in the space provided below, including the date such conviction, order, judgment, decree, suspension, expulsion or bar occurred:

BLACKSTONE / GSO SECURED LENDING FUND

Waivers

Please check a box below indicating whether Disqualifying Event(s) described above is/are subject to one of the following waivers:

(i) the SEC has issued an exemption from paragraph (d)(1) of Rule 506 with respect to a Disqualifying Event; and/or

(ii) a court or regulatory authority that entered the relevant order, judgment or decree has advised in writing that a Disqualifying Event should not arise as a consequence of such order, judgment or decree.

☐ Yes, a waiver applies	☐ No, a waiver does not apply

If you checked the “Yes” box, please provide a copy of the document evidencing the waiver.

If you checked box or boxes (i) through (viii) above and the disqualifying event occurred before September 23, 2013, does the description you provided above sufficiently disclose any disqualifying event that would have triggered disqualification under Rule 506(d)(1) under the United States Securities Act of 1933, but occurred before September 23, 2013.

☐ Yes	☐ No

2. DISCRETIONARY MANAGEMENT

Please check a box below indicating whether any third party has discretion to make such investment in the Fund on your behalf:

☐ Yes                                    ☐ No

If the answer to the above question is “Yes”, please list the name of the discretionary manager below.

H. Third Party Referrals

1.	Has the Investor been referred to the Partnership by an external third-party (not an employee of GSO)?

☐ Yes                                    ☐ No

If yes, please provide the name of the third-party.

BLACKSTONE / GSO SECURED LENDING FUND

2.

If Question 1 was answered “Yes,” in connection with the third-party referral, did the Investor receive a disclosure statement acknowledging any fees that such third-party may receive in connection with such referral and certain other matters related thereto?

☐ Yes                                    ☐ No

If you have answered “No”, please contact Simpson Thacher & Bartlett LLP for further information that may be required.

[Remainder of Page Intentionally Left Blank]

BLACKSTONE / GSO SECURED LENDING FUND

INVESTOR QUESTIONNAIRE SIGNATURE PAGE

The Investor understands that the foregoing information will be relied upon by the Fund for the purpose of determining the eligibility of the Investor to purchase and own Shares in the Fund. The Investor agrees to notify the Fund immediately if any representation, warranty or information contained in this Subscription Agreement, including the Investor Data Sheet and Investor Questionnaire, becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents regarding itself and all of its beneficial owners as the Fund may reasonably request from time to time to substantiate the Investor’s status as an accredited investor and a qualified purchaser or to otherwise determine the eligibility of the Investor to purchase Shares in the Fund, to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law, rule or regulation to which the Fund and/or Adviser may be subject, including compliance with anti-money laundering laws and regulations, or for any other reasonable purpose. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Fund, the Adviser, the Administrator and each of their respective affiliates and the directors, officers, partners, members, employees, agents, stockholders, and any person who serves at the specific request of the Fund or the Adviser on behalf of the Fund as a partner, member, officer, director, employee or agent of any other entity, from and against any loss, damage, claim, liability or expense whatsoever (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) due to or arising out of or in connection with: (i) a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Data Sheet and Investor Questionnaire attached hereto) or in any other document provided by the Investor to the Fund or in any agreement executed by the Investor with the Fund or the Adviser in connection with the Investor’s investment in the Shares; (ii) any action for securities law violations instituted by the Investor which is finally resolved by judgment against the Investor; or (iii) any damages resulting from the Investor’s misrepresentation or misstatement contained herein, of the assertion of lack of proper authorization from the Beneficial Owner to enter into this Subscription Agreement or perform the obligations hereof.

Signatures:

INDIVIDUAL	PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR

Signature	Print Name of Entity

By:
Print Name	Signature

Social Security Number	Print Name and Title

U.S. Taxpayer Identification Number

BLACKSTONE / GSO SECURED LENDING FUND

Schedule 1

BLACKSTONE / GSO SECURED LENDING FUND PRIVACY POLICY

This privacy policy sets forth the Adviser’s policies with respect to nonpublic personal information of individual investors, shareholders, prospective investors and former investors of investment funds managed by the Adviser. These policies apply to individuals only and are subject to change.

FACTS	WHAT DOES BLACKSTONE / GSO SECURED LENDING FUND DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•  Social Security number and income

•  Assets and investment experience

•  Risk tolerance and transaction history

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Blackstone / GSO Secured Lending Fund chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Do Blackstone Registered Funds share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No

For our marketing purposes— to offer our products and services to you	Yes	No

For joint marketing with other financial companies	No	We don’t share

For our affiliates’ everyday business purposes— information about your transactions and experiences	No	We don’t share

For our affiliates’ everyday business purposes— information about your creditworthiness	No	We don’t share

For our affiliates to market to you	No	We don’t share

For nonaffiliates to market to you	No	We don’t share

BLACKSTONE / GSO SECURED LENDING FUND

Questions?	Email us at GLB.privacy@blackstone.com

Who we are

Who is providing this notice?	Blackstone / GSO Secured Lending Fund

What we do

How does Blackstone / GSO Secured Lending Fund protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Blackstone / GSO Secured Lending Fund collect my personal information?

We collect your personal information, for example, when you:

•  open an account or give us your income information

•  provide employment information or give us your contact information

•  tell us about your investment or retirement portfolio

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

•  sharing for affiliates’ everyday business purposes—information about your creditworthiness

•  affiliates from using your information to market to you

•  sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account—unless you tell us otherwise.

BLACKSTONE / GSO SECURED LENDING FUND

Definitions

Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

•  Our affiliates include companies with a Blackstone name and financial companies such as GSO Capital Partners LP and Strategic Partners Fund Solutions.

Nonaffiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.

•  Blackstone / GSO Secured Lending Fund does not share with nonaffiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Our joint marketing partners include financial services companies.
Other important information

California Residents—In accordance with California law, we will not share information we collect about California residents with nonaffiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will also limit the sharing of information about you with our affiliates to the extent required by applicable California law.

Vermont Residents—In accordance with Vermont law, we will not share information we collect about Vermont residents with nonaffiliates except as permitted by law, such as with the consent of the customer or to service the customer’s accounts. We will not share creditworthiness information about Vermont residents among Blackstone / GSO Secured Lending Fund’s affiliates except with the authorization or consent of the Vermont resident.

BLACKSTONE / GSO SECURED LENDING FUND

Annex 1

“KNOW YOUR CUSTOMER” DOCUMENTATION

In compliance with U.S. law, GSO Capital Partners LP is required to conduct certain “Know Your Customer” reviews prior to accepting an investor commitment. In order to expedite our review, please provide the documentation requested below either in advance of or together with your subscription document. If you have previously invested in a GSO-sponsored fund using the same “investor,” we may be able to utilize documents you have previously provided. However, if a particular document, such as a license or passport copy, has expired, you may be asked to provide a valid copy of the new document.

Kindly note that we will make our best effort to limit follow-up requests, but GSO may need to contact you for additional documentation. If you do not have a particular document or are concerned it may not be applicable, please submit the subscription document with the information that you have and we would be happy to review it and revert to you.

Investor Type (based upon the actual investor listed in the subscription document)	Document Request
Individual

Proof of identity:

☐ Copy of government-issued photo identification;

☐ Proof of address (only if not listed on photo identification);

☐ Copy of signatory’s government-issued identification, if signing subscription document under a power of attorney; and

☐ IRS Form W9/W8.

Privately Held Corporation or Non-U.S. Publicly Held Corporation

Proof of identity:

☐ Copy of Certificate of Incorporation;

☐ Document identifying authorized signatories;

☐ IRS Form W9/W8; and

☐ Copy of government issued photo identification for any person ultimately beneficially owning 10% or more equity.

Publicly Held U.S. Corporation	Proof of identity: ☐ Form 10-K; ☐ Copy of Certificate of Incorporation; and ☐ IRS Form W9.

Partnership

Proof of identity:

☐ Copy of certificate of limited partnership or equivalent;

☐ Document identifying authorized signatories;

☐ IRS Form W9/W8; and

☐ Copy of government issued photo identification for any person ultimately beneficially owning 10% or more equity.

Limited Liability Company

Proof of identity:

☐ Copy of certificate of formation or equivalent;

☐ Document identifying authorized signatories;

☐ IRS Form W9/W8; and

☐ Copy of government issued photo identification for any person ultimately beneficially owning 10% or more equity.

BLACKSTONE / GSO SECURED LENDING FUND

Investor Type (based upon the actual investor listed in the subscription document)	Document Request
Sovereign Wealth Fund or Non-U.S. State-Owned Fund/Company	Proof of identity: ☐ Document identifying authorized signatories; and ☐ IRS Form W9/W8.

Trust

Proof of identity:

☐ Copy of trust agreement, certificate of trust, or equivalent;

☐ Document identifying authorized signatories;

☐ IRS Form W9/W8; and

☐ Proof of identity (as applicable) of the (i) settlor and/or grantor, (ii) trustee(s), and other controlling persons, (iii) trust beneficiaries (who receive 10% or more of the economic benefit of the trust), and (iv) any person ultimately beneficially owning 10% or more of such beneficiaries’ equity, partnership, membership or other similar ownership interest.

Pension Plan

Proof of identity:

☐ Copy of trust agreement, certificate of trust, or equivalent;

☐ Certificate of an appropriate officer certifying that the subscription has been authorized and identifying authorized signatories; and

☐ IRS Form W9/W8.

Foundation

Proof of identity:

☐ Copy of Certificate of Incorporation;

☐ IRS Non-Profit Determination, 501(c)(3) Letter, or Form 990 (or equivalent);

☐ Document identifying authorized signatories; and

☐ IRS Form W9/W8.

BLACKSTONE / GSO SECURED LENDING FUND

Annex 2

Form **W-9**
(Rev. November 2017)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.
See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 11-2017)

BLACKSTONE / GSO SECURED LENDING FUND

Form W-9 (Rev. 11-2017) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships*, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Blackstone / GSO Secured Lending Fund

Form W-9 (Rev. 11-2017) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

BLACKSTONE / GSO SECURED LENDING FUND

Form W-9 (Rev. 11-2017) Page **4**

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.